UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 16, 2007

AVISTA CORPORATION

(Exact name of registrant as specified in its charter)

Washington	1-3701	91-0462470
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1411 East Mission Avenue, Spokane, Washington	99202-2600
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 509-489-0500

Web site: http://www.avistacorp.com

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On April 16, 2007, Avista Energy, Inc. (Avista Energy), a subsidiary of Avista Capital, Inc. (Avista Capital) and an indirect subsidiary of Avista Corporation (Avista Corp. or the Company), and Avista Energy Canada, Ltd. (Avista Energy Canada), a wholly-owned subsidiary of Avista Energy, entered into a purchase and sale agreement with Coral Energy Holding, L.P. (Coral), a subsidiary of the Shell Group of Companies, as well as certain other subsidiaries of Coral. Pursuant to the agreement, Avista Energy will sell substantially all of its contracts and ongoing operations to Coral and Avista Energy Canada will sell substantially all of its contracts and ongoing operations to Coral Energy Canada Inc., a subsidiary of Coral.

Avista Energy is an electricity and natural gas marketing, trading and resource management business, operating primarily within the Western Electricity Coordinating Council geographical area, which is comprised of eleven Western states and the provinces of British Columbia and Alberta, Canada. Avista Energy Canada provides natural gas services to end-user industrial and commercial customers in British Columbia, Canada. Avista Energy’s headquarters are in Spokane, Washington, and it also has natural gas marketing offices in Vancouver, British Columbia, Canada and Great Falls, Montana.

The sale will be completed through the purchase and sale agreement and certain other ancillary agreements, including agreements relating to:

•	storage rights at a natural gas storage facility located in Washington, and

•	energy conversion, electric transmission and natural gas transportation relating to a power generation facility located in Idaho.

As consideration for the assets acquired, the purchase price to be paid by Coral will be calculated on the closing date as the sum of the following (subject to certain adjustments):

•	the net trade book value of contracts acquired,

•	the market value of the natural gas inventory, and

•	the net book value of the tangible fixed assets acquired.

After closing costs and other adjustments, the transaction is not expected to result in a significant gain or loss for Avista Corp. This expectation could change due to several factors including, but not limited to, changes in the market value of natural gas inventory and certain other contracts and changes in the estimate of transaction costs and other costs associated with closing out Avista Energy’s operations. Proceeds from the transaction will include cash consideration for the assets acquired by Coral as described above and liquidation of the net current assets of Avista Energy not sold to Coral (primarily receivables, restricted cash and deposits with counterparties). Over time, Avista Corp. plans to redeploy the majority of the proceeds from the transaction into its regulated utility operations by reducing debt and investing in capital assets.

For reference, the net book value of Avista Energy as shown on its balance sheet as of March 31, 2007 was $202 million.

Assets and liabilities which will be excluded from the sale and retained by Avista Energy include:

•	cash,

•	energy conversion, electric transmission and natural gas transportation agreements relating to a power generation facility located in Idaho after December 31, 2009,

•	storage rights at a natural gas facility located in Washington after April 30, 2011,

•	accounts receivable,

•	certain software, hardware, licenses and permits,

•	accounts payable,

•	obligations related to Avista Energy’s credit agreement,

•	tax obligations,

•	goodwill,

•	litigation matters, and

•	certain employment agreements and employee related obligations.

The closing of the sale is subject to customary conditions, including, but not limited to, release of all liens on the assets being acquired, the receipt of certain federal regulatory approvals (including applicable Federal Energy Regulatory Commission approvals) and the consents of parties to certain contracts to the assignment of those contracts.

At the closing of the transaction, Avista Energy and its affiliates will enter into an Indemnification Agreement with Coral and its affiliates under which Avista Energy and Coral each agree to provide indemnification of the other and the other’s affiliates for certain events arising out of and matters described in the purchase and sale agreement and certain other transaction agreements. Such events and matters include, but are not limited to, the refund proceedings arising out of the dysfunctions of western energy markets in 2000 and 2001 (see Note 25 of the Notes to Consolidated Financial Statements in Avista Corp.’s Annual Report on Form 10-K for the year ended December 31, 2006), existing litigation, environmental matters, employee-related matters, tax liabilities, matters with respect to storage rights at a natural gas storage facility located in Washington, and any potential claims associated with energy conversion, electric transmission and natural gas transportation agreements relating to a power generation facility located in Idaho. Such indemnification is generally limited to an aggregate amount of $30 million and a term of three years (except for agreements with terms longer than three years). This limitation does not apply to certain third party claims.

Avista Energy’s obligations under the indemnification agreement will be guaranteed by Avista Capital up to an aggregate amount of $30 million. Avista Capital will be granting Coral a security interest in 50 percent of Avista Capital’s common shares of Advantage IQ, Inc. as collateral for its guarantee. The aggregate obligations secured by this security interest will in no event exceed $25 million. This security interest will terminate 18 months after closing except to the extent of claims actually made prior to expiration of the 18-month period.

Avista Energy has made customary representations, warranties and covenants in the purchase and sale agreement. Avista Corp. and its subsidiaries have agreed that for a period of 60 calendar months beginning on the closing of the transaction, neither Avista Corp. nor any of its subsidiaries will form or participate through ownership or any alliance, or internally, develop capabilities to replicate the business activities of Avista Energy within the region of the Western Electric Coordinating Council. This restriction will not limit any resource optimization or associated trading or hedging activities of the character currently being conducted by Avista Utilities, an operating division of Avista Corp., in the ordinary course of its regulated utility business.

Subject to any extension required due to any regulatory inquiry, the closing date is expected to be late in the second quarter or early in the third quarter of 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AVISTA CORPORATION
(Registrant)
Date: April 17, 2007
/s/ Marian M. Durkin
Marian M. Durkin
Senior Vice President, General Counsel and Chief Compliance Officer